SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  April 20, 2010

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.

Submission of Matters to a Vote of Security Holders

On April 20, 2010, PSB Holdings, Inc. held its Annual Meeting of Shareholders.  The following directors were elected for a one-year term at the Annual Meeting:  Gordon P. Connor, Patrick L. Crooks, William J. Fish, Charles A. Ghidorzi, Gordon P. Gullickson, Peter W. Knitt, David K. Kopperud, Thomas R. Polzer, William M. Reif, Thomas A. Riiser, and Timothy J. Sonnentag.

There were 1,564,297 shares of Common Stock eligible to be voted at the Annual Meeting and 1,184,924 shares were represented at the meeting by the holders thereof, which constituted a quorum.  The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

Election of Directors.

Director	For	Withheld	Broker Non-Votes
Gordon P. Connor	949,747	20,067	215,110
Patrick L. Crooks	951,002	18,812	215,110
William J. Fish	956,490	13,324	215,110
Charles A. Ghidorzi	951,129	18,685	215,110
Gordon P. Gullickson	938,143	31,671	215,110
Peter W. Knitt	955,900	13,914	215,110
David K. Kopperud	928,384	41,430	215,110
Thomas R. Polzer	956,590	13,224	215,110
William M. Reif	956,700	13,114	215,110
Thomas A. Riiser	952,463	17,351	215,110
Timothy J. Sonnentag	953,653	16,161	215,110

2.

Ratification of the audit committee’s selection of Wipfli LLP as the Company’s independent auditor for the 2010 fiscal year.

For	Against	Abstain	Broker Non-Votes
1,166,464	8,800	9,660	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  April 26, 2010

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer